UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 30, 2024
_______________________
SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
_______________________

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement
On May 30, 2024, Sotera Health Company (the “Company”), Sotera Health Holdings, LLC (“SHH”), certain subsidiaries of the Company (the “Guarantors”), JPMorgan Chase Bank, N.A., as the 2024 Refinancing Term Lender (the “Refinancing Lender”), the revolving lenders party thereto and JPMorgan Chase Bank, N.A., as first lien Administrative Agent (the “Administrative Agent”) entered into Amendment No. 4 (the “Amendment”) to the First Lien Credit Agreement dated as of December 13, 2019, by and among the Company, SHH, the Administrative Agent and the lenders and issuing banks party thereto (the “Credit Agreement”).
Among other changes, the Amendment provides that the Refinancing Lender will provide term loans (the “Refinancing Term Loans”) to SHH in an aggregate principal amount of $1,509,350,000. Pursuant to the Amendment, the Refinancing Term Loans shall have an applicable interest rate margin per annum equal to (i) ABR plus 2.25% for ABR Loans (as defined in the Credit Agreement), (ii) daily simple SOFR plus 3.25% for RFR Loans (as defined in the Credit Agreement) and (iii) Term SOFR plus 3.25% for Term Benchmark Loans (as defined in the Credit Agreement), in each case with a 0% applicable floor and the applicable interest rate margin shall be subject to a pricing step-down of 0.25% when the Senior Secured Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 3.30:1.00. The Refinancing Term Loans are also subject to a “soft call” premium of 1.00% for certain repricing transactions with respect to the Refinancing Term Loans that occur within the six-month period after the effective date of the Amendment.
The Refinancing Term Loans amortize at a rate of 1.00% per annum and mature on May 30, 2031.
The foregoing description of certain provisions of the Amendment and the underlying Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Amendment, to be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended June 30, 2024.
Senior Secured Notes
On May 30, 2024, SHH, the Company and the Guarantors, and Wilmington Trust, National Association, as trustee, paying agent, registrar, transfer agent and notes collateral agent, entered into an indenture (the “Indenture”) governing SHH’s newly issued $750 million aggregate principal amount of 7.375% senior secured notes due 2031 (the “Notes”). The Notes were issued in an aggregate principal amount of $750 million and will pay interest semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024, at a rate of 7.375% per year, and will mature on June 1, 2031.
The Notes may be redeemed, at any time or from time to time, in whole or in part, on or after June 1, 2027 at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. At any time or from time to time, prior to June 1, 2027, the Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount thereof plus a make-whole premium, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. In addition, at any time or from time to time, prior to June 1, 2027, SHH may redeem up to 40% of the aggregate principal amount of the Notes (including any additional Notes issued under the Indenture) with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 107.375% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. Further, at any time or from time to time, on or before June 1, 2027, SHH may redeem up to 10% of the then outstanding aggregate principal amount of Notes (including any additional Notes issued under the Indenture) during each of the twelve-month periods ending after the issue date, at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
The Notes are jointly and severally, irrevocably and unconditionally guaranteed by the Company and each of the Guarantors. In addition, each future direct and indirect restricted subsidiary of the Company that guarantees indebtedness under the Credit Agreement, any additional syndicated credit facilities of SHH or any of its restricted subsidiaries or any capital markets debt securities of SHH or each of the Guarantors, will guarantee the Notes.

The Notes and the guarantees are general senior secured obligations of SHH, the Company and each Guarantor, (i) rank equally in right of payment to all existing and future unsubordinated indebtedness of SHH, the Company and the Guarantors, (ii) rank effectively senior to all unsecured indebtedness of SHH, the Company and the Guarantors to the extent of the value of the collateral securing the Notes, which the Notes share pari passu with the Credit Agreement, (iii) are structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of subsidiaries of SHH that do not guarantee the Notes and (iv) are senior in right of payment to all existing and future subordinated indebtedness of SHH, the Company and the Guarantors. Upon the occurrence of specific kinds of changes of control and certain rating events, the holders of the Notes will have the right to cause SHH to repurchase some or all of the Notes at 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture contains covenants that, among other things, limit SHH’s ability and the ability of its restricted subsidiaries to:
•    incur additional indebtedness or issue disqualified stock or preferred stock of subsidiaries;
•    pay dividends or make other distributions on, redeem, defease, repurchase or otherwise retire equity interests;
•    create liens on certain assets to secure debt;
•    make certain investments;
•    sell certain assets;
•    place restrictions on the ability of restricted subsidiaries to make payments to SHH or the Company;
•    consolidate, merge or sell all or substantially all of their assets; and
•    enter into certain transactions with affiliates.
These covenants are subject to important exceptions, limitations and qualifications. These covenants will be suspended and shall not apply at any time during which the Notes have been assigned an investment grade rating.
The Notes and the related guarantees were sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws.
The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes to be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended June 30, 2024.
Use of Proceeds – Refinancing
The proceeds from the Refinancing Term Loans and the issuance of the Notes and cash on the balance sheet were used to refinance all of the Company’s outstanding existing term loans due December 2026.
Security Agreement
The obligations of SHH, the Company and the Guarantors under the Indenture are secured on a first-lien basis by security interests in substantially all of the assets of SHH, the Company and the Guarantors (other than any excluded assets) that secure the Credit Agreement on a pari passu basis, subject to certain limitations, exceptions and permitted liens. These obligations are secured pursuant to a security agreement, dated as of May 30, 2024, by and among SHH, the Company, the other grantors party thereto, and Wilmington Trust, National Association (the “Security Agreement”), as may be amended from time to time, and related financing statements.
The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement to be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended June 30, 2024.
Item 1.02. Termination of a material definitive agreement.
On May 30, 2024, the proceeds from the Refinancing Term Loans and the issuance of the Notes and cash on the balance sheet were used, in part, to refinance all of the Company’s outstanding existing term loans under the First Lien Credit Agreement dated as of February 23, 2023, by and among the Company, SHH, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders party thereto (the “2023 Credit Agreement”), pursuant to which all of the outstanding obligations under the 2023 Credit Agreement were repaid in full and the 2023 Credit Agreement was terminated.

Item 2.03. Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 above is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
The Indenture contains covenants that limit, among other things, SHH’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the Indenture, which will be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended June 30, 2024.
Item 7.01. Regulation FD Disclosure.
On May 30, 2024, the Company issued a press release announcing that the Amendment has been entered into and that the private offering of the Notes had been completed. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.
Item 8.01. Other Events.
On May 23, 2024, SHH, the Company and the Guarantors entered into a purchase agreement with J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule I to such purchase agreement, relating to the Notes offering.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: May 30, 2024	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer
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